UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): July 30, 2012 (July 23, 2012)

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

The information relating to the restricted stock grants set forth in Item 5.02 below is incorporated by reference into this Item 3.02. The Company relied upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, to effect the grants of restricted stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The information set forth in Item 5.02(e) below is incorporated by reference into this Item 5.02(c) as it relates to compensatory arrangements entered into with Mr. Derek Feng, chairman of the board of directors and chief executive officer of the Company, and Mr. Douglas Woodrum, chief financial officer of the Company, in each case, whose appointment was previously described in the Company’s Form 8-K dated March 26, 2012 and March 27, 2012, respectively.

(e) Effective July 23, 2012, the board of directors of ChinaCast Education Corporation (the “Company”) amended the Company’s Omnibus Securities and Incentive Plan (the “Plan”) to increase the number of shares of common stock (as defined in the Plan) that may be made subject to awards granted under the Plan such that the aggregate number of shares of common stock that may be issued under the Plan will not exceed 7,125,000 shares. Also on such date, the board of directors issued shares of restricted stock of the Company pursuant to the Plan to each director of the Company in the amount listed opposite such director’s name below, which shares were issued subject to forfeiture upon termination of employment and certain other circumstances, which risk of forfeiture shall lapse as described below.

Name of Director	Shares
Derek Feng, Chairman and chief executive officer	1,350,000
Douglas Woodrum, Director and chief financial officer	975,000
Stephen Markscheid, Director	600,000
Daniel Tseun, Director	600,000
Ned Sherwood, Director	600,000

The restricted stock grants were made pursuant to restricted stock agreements, substantially in the form attached hereto as Exhibit 10.1. The restricted stock agreements each provide that the shares of restricted stock shall no longer be subject to a risk of forfeiture and the transfer restrictions applicable to the restricted stock will lapse, so long as the grantee remains an employee or director of the Company on each respective date, as follows: (1) one-third of the total number of shares of restricted stock shall no longer be subject to a risk of forfeiture on the first anniversary of the grant date, if on or prior to such date, the Company has reclaimed ownership of at least one of the colleges that were illegally transferred from the Company by previous management; (2) one-third of the total number of shares of restricted stock shall no longer be subject to a risk of forfeiture on the second anniversary of the grant date, if on or prior to such date, the Company has posted on its balance sheet, in the aggregate, at least US$25 million in cash which has been acquired by means of either (a) the recovery of cash that had historically reported as being held in banks for the Company’s account and/or (b) the realization of earnings from operations and dividends from operating subsidiaries and; (3) one-third of the total number of shares of restricted stock shall no longer be subject to a risk of forfeiture on the date following the date as of which the Company’s common stock has traded on any national securities exchange or on the over the counter market at a price of US$2 per share or more for thirty consecutive trading days, provided such thirty trading days have occurred prior to the second anniversary of the grant date; provided, that, all shares of restricted stock shall no longer be subject to a risk of forfeiture if, within twenty four months following the grant date, the Company reclaims ownership of all three of the colleges that were illegally transferred from the Company by previous management. With the exception of transfer restrictions in effect prior the lapse of risk of forfeiture , grantees have all rights of holders of common stock of the Company, including voting rights and the right to receive dividends, if any, at all times after the grant date. The foregoing is a general description of the restricted stock agreements and does not purport to be complete and, as such, is subject to and qualified in its entirety by reference to the provisions of the form of restricted stock agreement attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2012

CHINACAST EDUCATION CORPORATION

By:	/s/ Derek Feng
Derek Feng Chief Executive Officer